Exhibit 99.1

         FOR IMMEDIATE RELEASE

            Investor Contact:
            John Winn
            803-217-9240
            jwinn@scana.com

SCANA Corporation Announces Death
of Long-Term Director W.B. Bookhart, Jr.

Columbia, SC, November 21, 2005 … SCANA Corporation (NYSE: SCG) announced today that long-term Director William B. Bookhart, Jr. died Monday following a brief illness. Mr. Bookhart was mayor of Elloree, SC, where he operated a family farming business.

Mr. Bookhart served as chairman of the nominating and governance committee of the
SCANA board and as a member of the human resources committee and nuclear oversight committee. During his tenure on the board, he had served on all of its committees.

“The SCANA family is deeply saddened today at the loss of our friend and long-term board member Billy Bookhart. His advice and counsel will be missed,” said SCANA Chairman and CEO Bill Timmerman.

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s Web site at www.scana.com.

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